AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998
                                            REGISTRATION NO. 333-________
   =========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                          BATTLE MOUNTAIN GOLD COMPANY
             (Exact name of registrant as specified in its charter)

               NEVADA                                     76-0151431
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                                 GREG V. ETTER, ESQ.
     333 CLAY STREET, 42ND FLOOR             333 CLAY STREET, 42ND FLOOR
        HOUSTON, TEXAS 77002                    HOUSTON, TEXAS 77002
           (713) 650-6400                          (713) 650-6400
(Address, including zip code, and        (Name, address, including zip code,
 telephone number, including area        and telephone number, including area
 code, of registrant's principal             code, of agent for service)
       executive offices)

                                   COPIES TO:

                                 B. SCOTT AITKEN
                      MAYOR, DAY, CALDWELL & KEETON, L.L.P.
                            700 LOUISIANA, SUITE 1900
                              HOUSTON, TEXAS 77002

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
TITLE OF EACH CLASS     AMOUNTS TO BE         PROPOSED       PROPOSED MAXIMUM      AMOUNT
OF SECURITIES TO BE      REGISTERED       MAXIMUM OFFERING       AGGREGATE           OF
     REGISTERED                           PRICE PER SHARE     OFFERING PRICE    REGISTRATION
                                                                                    FEE
--------------------------------------------------------------------------------------------
  Common Stock(1)     65,242,526 Shares       $6.85(2)        $446,911,303(2)     $131,839
--------------------------------------------------------------------------------------------

(1) Includes the preferred stock purchase rights associated with the Common
    Stock.

(2) Estimated pursuant to Rule 457(c) solely for the purposes of computing the registration fee based upon the average of the high and low prices of the Common Stock, as reported on The New York Stock Exchange Composite Tape on April 28, 1998.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

   =========================================================================

   INFORMATION CONTAINED HEREIN IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   Subject to Completion, May 1, 1998

PROSPECTUS

                                65,242,526 SHARES

                                     [LOGO]

                          BATTLE MOUNTAIN GOLD COMPANY

   All of the shares of Common Stock (the "Common Stock") of Battle Mountain Gold Company (collectively with its subsidiaries, "BMG" or the "Company") offered hereby are being sold by Noranda Inc. ("Noranda") or one or more of its wholly owned subsidaries (collectively with Noranda, the "Selling Shareholder"). Noranda beneficially, through a subsidary, owns, 65,242,256 exchangeable shares (the "Exchangeable Shares") of Battle Mountain Canada Limited ("BMCL"). Each Exchangeable Share is exchangeable, at the option of the holder thereof, into one share of Common Stock. Prior to the public offering of Common Stock offered hereby, the Selling Shareholder or any agent, underwriter or dealer through whom the Common Stock is offered and sold, will exchange such Exchangeable Shares into shares of Common Stock. See "Plan of Distribution". The Company will not receive any of the proceeds from the sale of Common Stock offered hereby. The Common Stock of the Company is listed on the New York Stock Exchange under the symbol "BMG." The Exchangeable Shares are listed on The Toronto Stock Exchange under the symbol "BMC." On April 30, 1998, the last reported sale price of the Common Stock as reported on The New York Stock Exchange Composite Transactions Tape was $7.1875 per share and the last reported sale price of the Exchangeable Shares on The Toronto Stock Exchange was Cdn. $10.15.

   The Common Stock offered pursuant to this Prospectus may be sold directly by the Selling Shareholder or through underwriters, dealers or agents designated from time to time. See "Plan of Distribution" and "Selling Shareholder". The Selling Shareholder and any underwriters, dealers or agents which participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by such underwriters, dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements. If required, the names of any such underwriters, dealers or agents involved in the sale of the Common Stock offered hereby and the applicable commission, purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement") . The Selling Shareholder will receive all of the net proceeds from the sale of the Common Stock offered hereby and will pay all underwriting discounts and selling commissions, if any, applicable to any such sales.

   SEE "RISK FACTORS" ON PAGE 4 HEREIN FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                             ----------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                  The date of this Prospectus is _______, 1998

                              AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or "Commission"). The reports, proxy statements and other information may be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 or at its regional offices located in The Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV. Reports, proxy statements and other information concerning the Company may be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York, 10005.

      The Company has filed under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-3, including amendments thereto, relating to the Common Stock offered hereby (the "Registration Statement") with the Commission. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Company's (i) Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K") and (ii) Quarterly Report on Form 10-Q for the three months ended March 31, 1998, as amended by the Company's Form 10-Q/A dated April 29, 1998 (the "1998 First Quarter 10-Q") are incorporated into this Prospectus by reference and made a part hereof. In addition, (i) the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A dated August 12, 1987 (as amended by a Form 8 dated April 24, 1991 and a Form 8-A/A dated August 25, 1996 ), (ii) the description of the preferred stock purchase rights associated with the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A dated November 15, 1988 (as amended by a Form 8 dated November 29, 1988 and Form 8-A/A dated August 26,
1996) and (iii) the audited Financial Statements of Lihir Gold Limited included in Amendment No. 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, are hereby incorporated herein by reference and shall be deemed to be a part hereof.

      Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the oral or written request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company at 333 Clay Street, 42nd Floor, Houston, Texas 77002, Attention:
Corporate Secretary (telephone: (713) 650-6400).

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

      The U.S. securities laws provide a "safe harbor" for certain forward-looking statements. This Prospectus contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. Statements regarding the expected commencement dates of mining operations, project quantities of future production, capital costs, production rates, costs and expenditures, and other operating and financial data are based on expectations that the Company believes are reasonable, but can give no assurance that such expectations will prove to have been correct. Factors that could cause actual results to differ materially include, among others: risks and uncertainties relating to general domestic and international economic and political conditions, the cyclical and volatile prices of gold, silver and copper, political and economic risks associated with foreign operations, unanticipated ground and water conditions, unanticipated grade and geological problems, metallurgical and other processing problems, availability of materials and equipment, the delays in the receipt of or failure to receive necessary governmental permits, changes in laws or regulations or the interpretation and enforcement thereof, the occurrence of unusual weather or operating conditions, force majeure events, lower than expected ore grades, the failure of equipment or processes to operate in accordance with specifications or expectations, labor relations, accidents, delays in anticipated start-up dates, environmental risks, the results of financing efforts and financial market conditions. These and other risk factors are discussed in more detail herein and the documents incorporated herein by reference. For discussions of some of these risk factors, see "Business and Properties - Gold Price Volatility", "--Certain Factors Affecting Reserves, Foreign Investments and Properties", "--Property Interests", "--Environmental Matters", "--Competition" and "Legal Proceedings" iN the 1997 10-K, as supplemented by the 1998 First Quarter 10-Q. Many of such factors are beyond the Company's ability to control or predict. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligations to update these forward-looking statements, whether as a result of new information, future events or otherwise.


                                   THE COMPANY

      Battle Mountain Gold Company, a Nevada corporation, and its subsidiaries (collectively, the "Company" or "BMG") are engaged in the mining and processing of gold and silver ore in the United States, Canada, Bolivia, Chile and Australia and in the exploration, evaluation and development of precious metals properties primarily in Latin America, Australia, West Africa, Canada and the United States. The Company also has an equity-accounted investment in Lihir Gold Limited ("LGL"), a Papua New Guinea public gold mining company traded principally on the Australian Stock Exchange. BMG was incorporated in Nevada in 1985, is headquartered in Houston, Texas, and its common stock is traded principally on the New York Stock Exchange.

      On July 19, 1996, BMG combined with Hemlo Gold Mines Inc., an Ontario corporation ("Hemlo Gold"). The combination was accounted for under the pooling of interests method. Under the terms of the combination agreement, each Hemlo Gold share was exchanged for 1.48 shares of a newly issued class of exchangeable shares ("Exchangeable Shares") of Battle Mountain Canada Ltd. ("BMCL"), the new name for the former Hemlo Gold, and BMG acquired all of the common shares of BMCL. The Exchangeable Shares entitle holders to dividends and other rights economically equivalent to BMG Common Stock, including the right through a voting trust to vote at BMG stockholder meetings, and are exchangeable at the option of holders into BMG Common Stock on a one-for-one basis. See "Description of Exchangeable Shares of Battle Mountain Canada Ltd." under Item 5 of the 1997 10-K.

      At December 31, 1997, the Company had six operating mines in five countries and on three continents: the Battle Mountain Complex near Battle Mountain, Nevada; the Golden Giant mine in Canada; the Holloway mine (in which BMG has an 84.7% attributable interest) in Canada; the Kori Kollo mine (88% attributable interest) in Bolivia; the San Cristobal mine (50.5% attributable interest) in Chile; and the Pajingo Complex in Queensland, Australia (50% attributable interest). Although the Company continues leaching activities at the Battle Mountain Complex and San Cristobal mine, it ceased mining operations at those locations subsequent to December 31, 1997. The Company also has an 8.7% attributable net interest in the Lihir mine in Papua New Guinea through its investment in LGL. Additionally, the Company has the right to earn a 54% attributable interest in the Crown Jewel project in Washington State and has plans to develop the Phoenix project at the Battle Mountain Complex. The Company is also carrying out an international exploration and acquisition program for additional reserve expansion.

         Commercial production began at the Vera/Nancy ore body at the Pajingo Complex during the third quarter of 1997 and at the Lihir mine during the fourth quarter of 1997. The Company ceased operations after the depletion of the ore bodies at its Silidor mine in Canada in July 1997, at its San Cristobal mine in Chile and Battle Mountain Complex in Nevada in January 1998, and at its Red Dome mine in Australia in October 1997. The ore from the Silidor and Red Dome mines has been completely processed; however, the ore from the San Cristobal mine and the Battle Mountain Complex will continue to be processed into at least mid-1998.

      On September 30, 1997, BMG sold its interest in Niugini Mining Limited ("NML"), a Papua New Guinea company publicly traded on the Australian Stock Exchange, to BMCL. BMCL now owns approximately 50.5% of NML. NML in turn owns and operates the San Cristobal mine interest and owns a 17.15% interest in LGL, which owns the Lihir mine.

      BMG's corporate office is located at 333 Clay Street, 42nd Floor, Houston, Texas 77002. Battle Mountain Canada, Ltd.'s corporate office is located at Royal Trust Tower, Suite 2500, 77 King Street West, Toronto, Ontario, M5K 1J5 Canada


                                  RISK FACTORS

      IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, PROSPECTIVE PURCHASERS OF THE COMMON STOCK SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE CERTAIN ASSUMPTIONS, RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SEE "SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS" ABOVE.

      For a discussion of certain of the risk factors that should be considered in evaluating an investment in the Common Stock, see "Business and Properties Gold Price Volatility", "--Certain Factors Affecting Reserves, Foreign Investments and Properties", "--Property Interests", "--Environmental Matters", "--Competition" and "Legal Proceedings" in the 1997 10-K, as supplemented by the 1998 First Quarter 10-Q.

                                 USE OF PROCEEDS

      None of the proceeds from the sale of the shares of Common Stock offered hereby will be received by the Company.

                               SELLING SHAREHOLDER

         All of the shares of Common Stock being offered hereby are being offered by the Selling Shareholder. As of the date hereof, Kerr Addison Mines Limited, a wholly owned subsidary of Noranda ("Kerr Addison"), owns directly, and Noranda owns beneficially through Kerr Addison, 65,242,526 Exchangeable Shares (each of which is exchangeable, at the option of the holder, into one share of Common Stock), constituting 28.4% of the outstanding shares of the Common Stock of the Company (including all outstanding Exchangeable Shares). Prior to the offering of the shares of Common Stock offered hereby, Noranda may cause Kerr Addison to transfer the Exchangeble Shares to another direct or indirect wholly owned subsidary of Noranda. Prior to the offering of any shares of Common Stock hereunder, the Exchangeable Shares will be exchanged into shares of Common Stock. If all of the 65,242,526 shares of Common Stock included in the Registration Statement of which this Prospectus is a part are sold by the Selling Shareholder, the Selling Shareholder will have disposed of its entire interest in the Exchangeable Shares and the Common Stock

      Noranda, through Kerr Addison, became the beneficial owner of the Exchangeable Shares in connection with the Company's combination with Hemlo
Gold Mines Inc., in 1996 (the "Combination"). Prior to the Combination, Noranda beneficially owned 44% of Hemlo Gold Mines Inc.'s outstanding common stock. As a result of the Combination, Noranda, through its indirect ownership of the Exchangeable Shares, became the Company's largest shareholder. In connection with the Combination, the Company agreed to provide Noranda and Kerr Addison with registration rights under U.S. law and secondary offering cooperation rights under Canadian Law with respect to the Common Stock offered hereby and the Exchangeable Shares. These rights include up to five "demand" and an unlimited number of piggyback registrations. In connection with this offering, the Selling Shareholder has agreed to pay all of its underwriting discounts and commissions and all other fees and expenses of the offering. In connection with this offering, the Company and the Selling Shareholder have agreed that the Company will pay for the fees and expenses of its counsel and its accountants and printing and engraving expenses associated with the offering of the shares of Common Stock offered hereby, and that the Company will also pay 11.2% of (i) the fee payable to the SEC to register the offering of the shares of Common Stock offered hereby, (ii) fees and expenses associated with compliance with Blue Sky laws and other state securities laws, (iii) transfer agent and registrar fees of the offering of the shares of Common Stock offered hereby and
(iv) certain miscellaneous expenses of the offering of the shares of Common Stock offered hereby. All other fees and expenses associated with the offering of the shares of Common Stock offered hereby will be borne by the Selling Shareholder.

      Two of the Company's directors, David W. Kerr and David L. Bumstead are officers and directors of Noranda and Mr. James W. McCutcheon, Q.C., a director of the Company, is also a director of Noranda. Ms. Mary Mogford, a director of the Company, is also a director of Falconbridge Inc., which is approximately 48% owned by Noranda.

                              PLAN OF DISTRIBUTION

         The Selling Shareholder may sell the Exchangeable Shares to one or more underwriters, which underwriters will exchange the Exchangeable Shares into Common Stock for offering and sale in the United States, Canada or elsewhere by them. Alternatively, the Selling Shareholder may exchange the Exchangeable Shares into Common Stock and sell the Common Stock to investors in the United States, Canada or elsewhere directly or through agents. Such sales of Common Stock may be effectuated in transactions (which may involve crosses or block transactions) from time to time (i) on The New York Stock Exchange (ii) in transactions otherwise than on the New York Stock Exchange, (iii) directly to a single purchaser or a limited number of purchasers, (iv) through the writing and exercise of options or warrants or (v) through any combination of the foregoing. Prior to the offer and sale of the Common Stock to or through underwriters, the Exchangeable Shares may be transferred to a newly created direct or indirectly wholly owned subsidiary of Noranda. An underwriter will then purchase the stock of such subsidiary and cause such subsidiary to sell the Exchangeable Shares or Common Stock to the underwriters or will liquidate such subsidiary and sell directly the Exchangeable Shares or Common Stock to the underwriters, who will offer and sell the Common Stock (after exchange of the Exchangeable Shares). At the time a particular offering of the Common Stock is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount of any Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents. The Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock. In addition, the Common Stock covered by this Prospectus or the Exchangeable Shares (or options or warrants to acquire either or installment receipts representing Exchangeable Shares or Common Stock to be sold outside the United States) may be sold in private transactions or in other transactions exempt from registration under the Securities Act concurrently with or instead of offers and sales of Common Stock pursuant to this Prospectus.

      The Common Stock may be offered and sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Common Stock, underwriters or agents may receive compensation from the Selling Shareholder in the form of underwriting discounts, commissions or concessions and may also receive commissions from purchasers of the Common Stock for whom they may act as agent. Underwriters may sell the Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any discounts, commissions, concessions or other compensation paid by the Selling Shareholder to underwriters or agents in connection with the offering of Common Stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. The Selling Shareholder and any underwriters, dealers and agents participating in the distribution of Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions, concessions or other compensation received by such underwriters, dealers or agents and any profit realized by them on resale of the Common Stock may be deemed to be underwriting discounts and commissions.

      To facilitate an offering of Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Common Stock. This may include over-allotments or short sales of the Common Stock, which involves the sale by persons participating in the offering of more Common Stock than has been sold to them by the Selling Shareholder. In such circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market. In addition, such persons may stabilize or maintain the price of the Common Stock by bidding for or purchasing Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if Common Stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

      The Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholder.

      The Selling Shareholder and underwriters, agents and dealers, if any, may, under agreements entered into with the Company, be entitled to indemnification by the Company against certain civil liabilities, including certain liabilities under the Securities Act and securities legislation of certain provinces of Canada, or may be entitled to contribution in connection therewith.

      Certain of the underwriters or agents and their associates may be customers of, engage in transactions and perform services for the Company in the ordinary course of business.


                              CERTAIN LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Greg V. Etter, Esq., the Company's General Counsel and Secretary.

                                     EXPERTS

      The audited Consolidated Financial Statements and schedules of the Company incorporated in this Prospectus by reference to the Company's annual report on Form 10-K for the year ended December 31, 1997, except as they relate to the consolidated financial statements of Hemlo Gold Mines Inc. for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse, LLP, independent accountants, and insofar as they relate to Hemlo Gold Mines Inc., as of and for the year ended December 31, 1995, on the report of Ernst & Young, independent chartered accountants, given on the authority of such firms as experts in auditing and accounting.

      The audited Financial Statements of Lihir Gold Limited incorporated in this Prospectus by reference to Amendment No.1 to the Company's annual report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance upon the report of Coopers & Lybrand, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following is a statement of estimated expenses incurred in connection with the shares of Common Stock being registered hereby, other than underwriting discounts and commissions. The Company will pay for the fees and expenses of its counsel and its accountants and printing and engraving expenses associated with the offering of the Common Stock offered hereby. In addition, the Company will pay 11.2% of (i) the SEC registration fee, (ii) fees and expenses associated with compliance with Blue Sky laws and other state securities laws, (iii) transfer agent and registration fees related to the offering of the shares of Common Stock offered hereby and, (iv) certain miscellaneous expenses of the offering of the shares of Common Stock offered hereby. All other fees and expenses associated with the offering of the shares of Common Stock offered hereby will be borne by the Selling Shareholder.

SEC Registration Fee...........................................   $  131,839
Legal Fees and Expenses........................................      125,000
Printing and Engraving Expenses................................       75,000
Accounting Fees and Expenses...................................       20,000
Transfer Agent and Registrar Fees and Expenses.................       10,000
Blue Sky Fees and Expenses (including legal fees)..............       10,000
Miscellaneous..................................................   $   28,161
                                                                  ------------
     Total.....................................................   $  400,000
                                                                  ============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article VII of the Battle Mountain Bylaws provides for the indemnification of officers and directors of Battle Mountain to the extent authorized by the Nevada General Corporation Law (the "NGCL"). Pursuant to Section 78.751 of the NGCL, Battle Mountain generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments and amounts paid in settlements incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Battle Mountain and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is finally adjudged to be liable to Battle Mountain or for amounts paid in settlement, unless and only to the extent the court determines that indemnification is appropriate. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Section 78.751 of the NGCL also enables a corporation to purchase and maintain insurance for its present and former directors, officers, employees and agents. Accordingly, Battle Mountain has provided liability insurance for each director and officer for certain losses arising from claims or charges made against him while acting in his capacity as a director or officer of Battle Mountain, including liabilities under federal securities laws.

         The above discussion of Battle Mountain's Bylaws and of Section 78.751 of the NGCL is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws and statute.

         Additionally, Article Tenth of Battle Mountain Articles limits the liability of Battle Mountain's directors and officers under certain circumstances. Article Tenth states:

        No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer occurring on or after April 28, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the NGCL. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omission prior to such repeal or modification.

ITEM 16.  EXHIBITS

EXHIBIT NO.       DOCUMENT

*2(a)       --    Plan of  Arrangement  of Hemlo Gold Mines Inc.  under Section
                  182 of the Business  Corporations  Act (Ontario)  (Annex D to
                  Exhibit  20(a),  Joint  Management  Information  Circular and
                  Proxy statement,  to the Company's Current Report on Form 8-K dated June 11, 1996).
*2(b)       --    Combination Agreement effective as of March 11, 1996 by and between the Company and Hemlo Gold Mines Inc. (Annex C to
                  Exhibit 20(a), Joint Management Information Circular and Proxy
                  Statement, to the Company's Current Report on Form 8-K
                  dated June 11, 1996).
*4(a)       --    Restated Articles of Incorporation of the Company, as amended and restated through July 19, 1996 (Exhibit 3(a) to the
                  Company's Annual Report on Form 10-K for the year ended
                  December 31, 1996).
*4(b)       --    Bylaws of the Company, as amended through March 21, 1997
                  (Exhibit 3(d) to the Company's Annual Report on Form 10-K/A
                  for the year ended December 31, 1996).
*4(c)       --    Rights Agreement, dated November 10, 1988, as amended and
                  restated as of July 19, 1996, between the Company and The Bank of New York, as Rights Agent (Exhibit 4(e) to the
                  Company's Current Report on Form 8-K dated July 19, 1996).
*4(d)       --    Specimen  Stock  Certificate  for  the  Common  Stock  of the
                  Company  (Exhibit 4(b) to the Company's Annual Report on Form
                  10-K for the year ended December 31, 1988).
*4(e)       --    Fiscal and Paying Agency Agreement, dated as of January 4,
                  1990, between the Company and Citibank, N.A., Fiscal Agent
                  (Exhibit 4(c) to the Company's Annual Report on Form 10-K
                  for the year ended December 31, 1989).
5           --    Opinion  of  Greg  V.  Etter, Esq., General Counsel and
                  Secretary of the Company
23(a)       --    Consent of Greg V. Etter, Esq., General Counsel and
                  Secretary of the Company (included in Exhibit 5)
23(b)       --    Consent of Price Waterhouse LLP, independent accountants.
23(c)       --    Consent of Ernst & Young, chartered accountants
23(d)       --    Consent of Coopers & Lybrand, independent accountants
-------------
*     Incorporated by reference to
 previously filed documents as indicated.

ITEM 17.  UNDERTAKINGS

      (a)  The undersigned registrant hereby undertakes

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         ; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;


         (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (5) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

         (6) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offer of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, on the 27th day of April, 1998.

                                          BATTLE MOUNTAIN GOLD COMPANY

                                          By:  /s/ IAN D. BAYER
                                                       Ian D. Bayer
                                           President and Chief Executive Officer

                                          Date:  April 27, 1998

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ian D. Bayer and Phillips S. Baker, Jr. his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                          DATE
---------                              -----                          ----
(a)  Principal Executive Officer


/s/ IAN D. BAYER                       President and Chief        April 27, 1998
-----------------------------------    Executive Officer and
      Ian D. Bayer                     Director


(b)  Principal Financial Officer


/s/ PHILLIPS S. BAKER, JR.             Vice President and Chief   April 27, 1998
-----------------------------------    Financial Officer
      Phillips S. Baker, Jr.

(c)  Principal Accounting Officer


/s/ JEFFREY L. POWERS                  Vice President             April 27, 1998
-----------------------------------    and Controller
      Jeffrey L. Powers

SIGNATURE                              TITLE                          DATE
---------                              -----                          ----
(d)  Other Directors


/s/ DOUGLAS J. BOURNE                  Director                   April 27, 1998
-----------------------------------
      Douglas J. Bourne


/s/ DELO H. CASPARY                    Director                   April 27, 1998
-----------------------------------
      Delo H. Caspary


/s/ CHARLES E. CHILDERS                Director                   April 27, 1998
-----------------------------------
      Charles E. Childers


/s/ KARL E. ELERS                      Director                   April 27, 1998
-----------------------------------
      Karl E. Elers


/s/ DAVID W. KERR                      Director                   April 27, 1998
-----------------------------------
      David W. Kerr


/s/ JAMES W. MCCUTCHEON                Director                   April 27, 1998
-----------------------------------
      James W. McCutcheon, Q.C.


/s/ MARY MOGFORD                       Director                   April 27, 1998
-----------------------------------
      Mary Mogford


/s/ WILLIAM A. WISE                    Director                   April 27, 1998
-----------------------------------
      William A. Wise

/s/ DAVID L. BUMSTEAD                  Director                   April 27, 1998
-----------------------------------
      David L. Bumstead